AGREEMENT  AND  BILL  OF  SALE
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     THIS  AGREEMENT  is made and entered into as of this ___ day of June, 2002, by and between The Potato Sack, Inc., a Pennsylvania corporation, and Vector Holdings Corporation, a Nevada corporation.

     W  I  T  N  E  S  S  E  T  H  :

     WHEREAS, Buyer desires to purchase, and Seller desires to sell certain tangible and intangible personal property identified herein, pursuant to the terms and conditions set forth herein;
WHEREAS, Seller is the lessee under a certain lease agreement with Aventura Mall Venture for the property commonly known as Room No. 1413, Aventura Mall, 19575 Biscayne Blvd., Aventura, Florida 33180 (the APremises@);
WHEREAS, Buyer is going to execute its own lease for the same space with Aventura Mall Venture;
NOW, THEREFORE, in consideration of premises and covenants contained herein, the parties hereto, intending to be legally bound, do hereby mutually covenant and agree as follows:

1.     PURCHASE  OF  ASSETS.  Seller hereby sells and transfers to Buyer for the
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price  of  $47,500.00  the  following described tangible and intangible personal property: all contents, including inventory, products and equipment located and situate on the Premises, all other personal property identified in composite Exhibit AA@ attached hereto, all accounts receivables, phone numbers, client lists, vendor lists, logos and the name AThe Potato Sack@ (collectively, the AAssets@).
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                               AGREEMENT AND BILL OF SALE
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2.     SELLER'S  WARRANTIES AND REPRESENTATIONS.  Seller warrants and represents
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that  it  has  good title to all of the personal property described in & 1, full authority to sell and transfer same and that said goods and chattels. The Assets are being sold and transferred Aas is@ and Awhere is@ and Seller disclaims any implied warranty of condition, merchantability or fitness for any particular purpose.

3.     SELLER'S INDEMNIFICATION.  Seller, and Stuart Kessler and Buzz Pasquini,
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individually, agree to indemnify Buyer, its successors and assigns, defend each of them against and hold each of them harmless from any and all actions, damages, lawsuits, liabilities, expenses, attorneys= fees and litigation expenses paid, incurred and/or suffered by any of them which arise out of, result from or are in any way connected with:
a. Any and all liabilities and obligations of Seller, whether accrued, absolute, contingent or otherwise and whether known or unknown, due or which become due prior to, on or after the date of this Agreement, except for the obligations specifically assumed by Buyer as provided in this Agreement.

b. Any and liabilities or claims arising as a result of Buyer being the purchaser of the Assets, but related to the time during which Seller was the owner of the Assets.

     Buyer, and Allen Weintraub, individually, shall similarly indemnify Seller for Buyer=s obligations  from  June  12,  2002  forward.

4.     BUYER'S  ASSUMPTION  OF CERTAIN OBLIGATIONS.  Buyer hereby agrees to only
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assume the rental payment to Aventura Mall Venture from June 12, 2002 - June 30,
     2002 in the amount of $5,927.85. Simultaneously with the execution of this Agreement, Buyer is entering into its own lease with the Aventura Mall and shall be responsible for all expenses associated therewith from June 12, 2002 forward.
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5.     NO  ASSUMPTION  OF  OTHER  LIABILITIES.  Notwithstanding  any  provision
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contained  in  this Agreement to the contrary, this Agreement is intended as and shall be deemed to be an agreement for the sale of assets and none of the provisions hereof shall be deemed to create any obligation or liability of any party to any person or entity that is not a party to this Agreement, whether under a third-party beneficiary theory, laws relating to transferee liabilities or otherwise. Except as otherwise expressly provided in this Agreement, Buyer shall not assume and shall not discharge or be liable for any debts, liabilities or obligations of Seller including, but not limited to, any (1) liabilities or obligations of Seller to its creditors, shareholders or owners (including transferee liabilities), (ii) liabilities or obligations of Seller with respect to any acts, events or transactions occurring prior to, on or after the date of this Agreement, (iii) liabilities or obligations of Seller for any federal, state, county or local taxes applicable to or assessed against Seller=s Assets, or (iv) any contingent liabilities or obligations of Seller, whether known or unknown by Seller or Buyer, at or before the date of this Agreement. Except as otherwise provided in this Agreement, Buyer shall have no duty whatsoever to take any action or receive or make any payment or credit arising from or related to any services provided or costs incurred in connection with the management and operation of Seller=s business prior to the date of this Agreement.

6.     ATTORNEYS= FEES.  If any party shall retain or engage an attorney or
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attorneys to enforce or protect its interest with respect to this Agreement, the prevailing party shall be entitled to receive payment of all costs and expenses of enforcement or protection, including all attorneys= fees, whether or not suit is brought.
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     IN  WITNESS  WHEREOF,  the parties hereto have signed this Agreement on the day  and  year  first  written  above.

SELLER                              BUYER.

THE  POTATO  SACK,                    VECTOR  HOLDINGS  CORPORATION,
a  Pennsylvania  corporation          a  Nevada  corporation


By:  _______________________________          By:______________________________
Name:  ____________________________            Allen  E. Weintraub, President


__________________________________           __________________________________
Stuart Kessler, Individually                   Allen E. Weintraub, Individually


__________________________________
Buzz  Pasquini,  Individually